Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of The Original BARK Company on Form S-1of our report dated June 4, 2021, with respect to our audit of the consolidated balance sheet of The Original BARK Company as of March 31, 2021, the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the period from July 8, 2020 (inception) through March 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”), which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus. We were dismissed as auditors on June 17, 2021 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal.

/s/ Marcum LLP

Marcum LLP

New York, NY

June 22, 2021